Exhibit 10.11

[______] [__], 2021

Dear [BlackRock Entity]:

The parties hereto hereby enter into this letter agreement, dated and effective as of the date hereof (this “Agreement”), by and among E. Robert Roskind, Francis Lively and Peter Sullivan (each, a “Principal”, and together, collectively, the “Principals”), and [BlackRock Entity] (“BlackRock”). For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, BlackRock and the Principals hereby agree as follows: the Principals hereby grant to BlackRock the option, but not the obligation, to purchase up to [30]% of any PIPE Transaction (as defined below) for LCP Acquisition Corp., a corporation organized as a Cayman Islands exempted company (the “SPAC”), on the terms and conditions set forth herein (such right of BlackRock referred to herein as the “ROFR”). For purposes of this Agreement, “PIPE Transaction” refers to the private offering of the SPAC to institutional investors pursuant to the terms of subscription agreements to be entered into among the subscribers and the SPAC.

1. Prior to the commencement of the PIPE Transaction, the Principals shall cause LCP Sponsor LLC, a Delaware limited liability company that is the sponsor for the SPAC (the “Sponsor”), to deliver written notice (the “PIPE Transaction Notice”) to BlackRock specifying the amount of capital proposed to be raised in, and the material terms of, the PIPE Transaction. BlackRock may elect to participate in the contemplated PIPE Transaction by delivering written notice (a “PIPE Transaction Preemptive Rights Notice”) to the Sponsor within ten (10) Business Days (defined below) after receipt of the PIPE Transaction Notice (such ten (10) Business Day period, the “PIPE Transaction Notice Period”) specifying the amount of capital (up to [30]% of the total capital to be raised in the PIPE Transaction) that BlackRock wishes to purchase on such terms and conditions specified in the PIPE Transaction Notice. “Business Day” shall mean, for purposes of this Agreement, any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

2. If the PIPE Transaction Preemptive Rights Notice is not received by the Sponsor within the PIPE Transaction Notice Period, then BlackRock shall not have the right to participate in the PIPE Transaction.

3. The ROFR granted pursuant to this Agreement shall expire (and this Agreement shall terminate and have no further force and effect) from and after the date of the closing of the business combination of the SPAC.

4. None of the Principals will, and the Principals will cause the Sponsor and the SPAC not to, enter into any arrangement, agreement or understanding containing terms relating to the subscription for capital to be raised in the PIPE Transaction by the SPAC that are more favorable to the counterparty or offeree than the terms offered to BlackRock before first offering such terms to BlackRock.

5. Notwithstanding any other provision of this Agreement, BlackRock hereby acknowledges and agrees that the rights, duties, and obligations of each of the Principals under this Agreement are several and not joint, and no Principal shall be liable hereunder for the duties or obligations of any other Principal under this Agreement.

6. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND INTERPRETED PURSUANT TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

7. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

8. This Agreement may not be modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto.

9. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto, and their respective successors and permitted assigns.

10. This Agreement is for the sole benefit of the parties hereto (and their respective successors and permitted assigns) and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

12. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

If the foregoing is in accordance with your understanding, please sign and return to us one counterpart hereof, and upon the acceptance hereof by BlackRock and the Principals, this Agreement and such acceptance hereof shall constitute a binding agreement between the parties hereto effective as of the date hereof.

[Signature page follows]

Very truly yours,

E. Robert Roskind

Francis Lively

Peter Sullivan

Accepted as of the date hereof:

[BLACKROCK ENTITY]

By: BlackRock Financial Management, Inc., in its

capacity as investment advisor

By:
Name:
	Title:	Authorized Signatory

Acknowledged and agreed to as of the date hereof:

LCP ACQUISITION CORP.

By:
Name:
Title: